As filed with the Securities and Exchange Commission on June 2, 2009
Registration No. 333-157867

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Valero Energy Corporation
(Exact name of each registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	One Valero Way San Antonio, Texas 78249 (210) 345-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	74-1828067 (I.R.S. Employer Identification No.)

Jay D. Browning, Esq.
Senior Vice President and Corporate Secretary
One Valero Way
San Antonio, Texas 78249
(210) 345-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gerald M. Spedale, Esq.
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234
Fax: (713) 229-7734

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
                                     (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price
Per Unit/Proposed Maximum Aggregate
Offering Price/Amount of
Title of Each Class of Securities to be Registered	Registration Fee(1)(2)
Common Stock, par value $0.01 per share, of Valero Energy Corporation

(1)	There is being registered hereunder such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Valero Energy Corporation hereby defers payment of the registration fee required in connection with this Post-Effective Amendment No. 1, except for $119,075 that has already been paid, which amount consists of the registration fee previously paid by Valero Energy Corporation, VEC Trust III and VEC Trust IV, each trust being a wholly owned subsidiary of Valero Energy Corporation, in connection with the registration of $1,250,000,000 aggregate initial offering price of securities of Valero Energy Corporation and such trusts that remain unsold pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-116668, 333-116668-01 and 333-116668-02) initially filed with the Securities and Exchange Commission on June 21, 2004 that has not been used in connection with the registration statement amended hereby. Accordingly, no filing fee is paid herewith.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-157867) is being filed by Valero Energy Corporation (the “Company”) for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act and filing a base prospectus relating to such additional securities and (ii) filing additional exhibits to the Registration Statement. No other changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 to Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

PROSPECTUS

Common Stock

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249
(210) 345-2000

We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2009.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “Valero,” “we,” “us” and “our” may, depending upon the context, refer to Valero Energy Corporation, to one or more of its consolidated subsidiaries or to all of them taken as a whole.

About Valero Energy Corporation

We are a Fortune 500 company based in San Antonio, Texas with approximately 22,000 employees and 2008 revenues of approximately $119 billion. As of March 31, 2009, we owned and operated 16 refineries having a combined throughput capacity of approximately 3 million barrels per day. Our refineries are located in the United States, Canada and the Caribbean. We produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals and lubricants, as well as a slate of premium products such as CBOB (conventional blendstock for oxygenate blending), RBOB (reformulated gasoline blendstock for oxygenate blending), gasoline meeting the specifications of the California Air Resources Board, or CARB, CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen).

We are also a leading marketer of refined products. We market branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. We also sell refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada and the Caribbean under various brand names including Valero®, Diamond Shamrock®, Shamrock®, Ultramar® and Beacon®.

Our principal executive offices are located at One Valero Way, San Antonio, Texas, 78249, and our telephone number is (210) 345-2000. Our common stock is listed for trading on the New York Stock Exchange under the symbol “VLO.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering. The documents we incorporate by reference are:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009;

•	our current reports on Form 8-K filed on March 17, 2009 and May 20, 2009; and

•	the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to us or calling us at the following address or telephone number:

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249
Attention: Investor Relations
Telephone: (210) 345-2744

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, contain certain estimates, predictions, projections, assumptions and other “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that involve various risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this prospectus. These forward-looking statements can generally be identified by the words “anticipate,” “believe,” “expect,”

“plan,” “intend,” “estimate,” “project,” “projection,” “predict,” “budget,” “forecast,” “goal,” “guidance,” “target,” “will,” “could,” “should,” “may” and similar expressions.

These forward-looking statements include, among other things, statements regarding:

•	future refining margins, including gasoline and distillate margins;

•	future retail margins, including gasoline, diesel, home heating oil and convenience store merchandise margins;

•	expectations regarding feedstock costs, including crude oil differentials, and operating expenses;

•	anticipated levels of crude oil and refined product inventories;

•	our anticipated level of capital investments, including deferred refinery turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of those capital investments on our results of operations;

•	anticipated trends in the supply of and demand for crude oil and other feedstocks and refined products in the United States, Canada and elsewhere;

•	expectations regarding environmental, tax and other regulatory initiatives; and

•	the effect of general economic and other conditions on refining and retail industry fundamentals.

We based our forward-looking statements on our current expectations, estimates and projections about our company and our industry. We caution that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in the forward-looking statements. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including the following:

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce or transport refined products or receive feedstocks;

•	political and economic conditions in nations that consume refined products, including the United States, and in crude oil producing regions, including the Middle East and South America;

•	the domestic and foreign supplies of refined products such as gasoline, diesel fuel, jet fuel, home heating oil and petrochemicals;

•	the domestic and foreign supplies of crude oil and other feedstocks;

•	the ability of the members of the Organization of Petroleum Exporting Countries (OPEC) to agree on and to maintain crude oil price and production controls;

•	the level of consumer demand, including seasonal fluctuations;

•	refinery overcapacity or undercapacity;

•	the actions taken by competitors, including both pricing and adjustments to refining capacity in response to market conditions;

•	environmental, tax and other regulations at the municipal, state and federal levels and in foreign countries;

•	the level of foreign imports of refined products;

•	accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines or equipment, or those of our suppliers or customers;

•	changes in the cost or availability of transportation for feedstocks and refined products;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles;

•	delay of, cancellation of or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects or cost overruns in constructing such planned capital projects;

•	earthquakes, hurricanes, tornadoes and irregular weather, which can unforeseeably affect the price or availability of natural gas, crude oil and other feedstocks and refined products;

•	rulings, judgments or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs in excess of any reserves or insurance coverage;

•	legislative or regulatory action, including the introduction or enactment of federal, state, municipal or foreign legislation or rulemakings, which may adversely affect our business or operations;

•	changes in the credit ratings assigned to our debt securities and trade credit;

•	changes in currency exchange rates, including the value of the Canadian dollar relative to the U.S. dollar; and

•	overall economic conditions, including the stability and liquidity of financial markets.

Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

Use of Proceeds

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the common stock will be used for general corporate purposes. These purposes may include but are not limited to:

•	equity investments in existing and future projects;

•	acquisitions;

•	working capital;

•	capital expenditures;

•	repayment or refinancing of debt or other corporate obligations; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Description of Common Stock

We have summarized selected aspects of our common stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation and restated by-laws, each as amended, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized common stock consists of 1,200,000,000 shares, par value $0.01 per share. Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the New York Stock Exchange and trades under the symbol “VLO.”

Anti-Takeover Provisions

The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws, each as amended, summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Preferred Stock

Our authorized preferred stock consists of 20,000,000 shares, par value $0.01 per share, issuable in series. Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

Staggered Board of Directors

Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of outstanding common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an “interested stockholder” require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include any holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the “continuing directors,” as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

As permitted by the Delaware General Corporation Law, we have included in our restated certificate of incorporation a provision that limits our directors’ liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

•	for any breach of his/her duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting. To nominate directors, the notice must include the name and address of the stockholder, the class or series and number of shares beneficially owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year’s annual stockholders’ meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

Our restated certificate of incorporation also provides that:

•	stockholders may act only at an annual or special meeting and not by written consent;

•	an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws; and

•	an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above.

Transfer Agent and Registrar

Computershare Investor Services, LLC, is our transfer agent and registrar.

Legal Matters

Mr. Jay D. Browning, Esq., our Senior Vice President and Corporate Secretary, will issue opinions about the legality of the offered securities for us. Mr. Browning is our employee and at March 31, 2009, beneficially owned approximately 58,565 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 16,085 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements of Valero Energy Corporation as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Valero in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		†
Accounting fees and expenses		†
Legal fees and expenses		†
Trustee fees and expenses		†
Rating agency fees		†
Miscellaneous		†

Total	$	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Valero anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Valero’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), contains a provision that eliminates the personal liability of a director to Valero and its stockholders for monetary damages for breach of fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing duties as a director, neither Valero nor its stockholders could recover monetary damages from the director, and the only course of action available to Valero’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in Valero’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Board of Directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and Valero would have no effective remedy against the directors. Under Valero’s Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to Valero or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of Valero’s stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article V of the Restated Certificate of Incorporation and Article VIII of Valero’s Amended and Restated By-laws as currently in effect (the “Restated By-laws”) and an indemnification agreement with Valero’s officers and directors (the “Indemnification Agreement”), each person who is or was a director or officer of Valero or a subsidiary of Valero, or who serves or served any other enterprise or organization at the request of Valero or a subsidiary of Valero (collectively, an “Indemnitee”), shall be indemnified by Valero to the full extent permitted by the Delaware General Corporation Law.

Under such law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against the Indemnitee by reason of the fact that he or she is or was a director or officer of Valero, or serves or served any other enterprise or organization at the request of Valero, the Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, the Indemnitee shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Valero, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Valero, or if such a suit is settled, the Indemnitee shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Valero, except that if the Indemnitee is adjudged to be liable in such a suit for negligence or misconduct in the performance of duties to Valero, the Indemnitee cannot be made whole for expenses unless the court determines that he or she is fairly and reasonably entitled to indemnity for such expenses.

The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of Valero’s Restated By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), while Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. Delaware case law does not directly answer whether Delaware’s public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Valero currently has in effect a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits.*

Exhibit No.		Description of Exhibit

**3	.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation, formerly known as Valero Refining and Marketing Company — incorporated by reference to Exhibit 3.1 to Valero’s Registration Statement on Form S-1 (SEC File No. 333-27013) filed May 13, 1997.
**3	.2	Certificate of Amendment (effective July 31, 1997) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.02 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).
**3	.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 — incorporated by reference to Exhibit 3.03 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).
**3	.4	Amendment (effective December 31, 2001) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.1 to Valero’s Current Report on Form 8-K dated December 31, 2001, and filed January 11, 2002 (SEC File No. 1-13175).

Exhibit No.		Description of Exhibit

**3	.5	Second Certificate of Amendment (effective September 17, 2004) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.04 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (SEC File No. 1-13175).
**3	.6	Certificate of Merger of Premcor Inc. with and into Valero Energy Corporation effective September 1, 2005 — incorporated by reference to Exhibit 2.01 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 1-13175).
**3	.7	Third Certificate of Amendment (effective December 2, 2005) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.07 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13175).
**3	.8	Amended and Restated Bylaws of Valero Energy Corporation (as of July 12, 2007) — incorporated by reference to Exhibit 3.01 to Valero’s Current Report on Form 8-K dated July 11, 2007, and filed July 17, 2007 (SEC File No. 1-13175).
**4	.1	Indenture dated as of June 18, 2004 between Valero Energy Corporation and the Bank of New York Mellon Trust Company, N.A.— incorporated by reference to Exhibit 4.7 to Valero’s Registration Statement on Form S-3 (file no. 333-116668) filed June 21, 2004.
†5	.1	Opinion of Jay D. Browning, Esq. (relating to senior debt securities).
5.2		Opinion of Jay D. Browning, Esq. (relating to common stock).
**12	.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.01 to Valero Energy Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009).
23.1		Consent of KPMG LLP.
23.2		Consent of Jay D. Browning, Esq. (included in Exhibits 5.1 and 5.2).
24.1		Powers of Attorney of directors and officers of Valero Energy Corporation (included on the signature pages of the Registration Statement).
†25	.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee, on Form T-1.

*	Valero will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Valero as to certain tax matters relative to the securities offered hereby.

**	Incorporated by reference to the filing indicated.

†	Previously filed.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Valero Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, the State of Texas, on June 2, 2009.

    VALERO ENERGY CORPORATION

By:	/s/ William R. Klesse
William R. Klesse
Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below appoints Michael S. Ciskowski and Jay D. Browning, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Valero Energy Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Valero Energy Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 2, 2009.

Signature	Title

/s/ William R. Klesse William R. Klesse	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Michael S. Ciskowski Michael S. Ciskowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ W.E. Bradford W.E. Bradford	Director

/s/ Ronald K. Calgaard Ronald K. Calgaard	Director

/s/ Jerry D. Choate Jerry D. Choate	Director

Signature	Title

/s/ Irl F. Engelhardt Irl F. Engelhardt	Director

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director

/s/ Bob Marbut Bob Marbut	Director

/s/ Donald L. Nickles Donald L. Nickles	Director

/s/ Robert A. Profusek Robert A. Profusek	Director

/s/ Susan Kaufman Purcell Susan Kaufman Purcell	Director

/s/ Stephen M. Waters Stephen M. Waters	Director

INDEX TO EXHIBITS*

Exhibit No.		Description of Exhibit

**3	.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation, formerly known as Valero Refining and Marketing Company — incorporated by reference to Exhibit 3.1 to Valero’s Registration Statement on Form S-1 (SEC File No. 333-27013) filed May 13, 1997.
**3	.2	Certificate of Amendment (effective July 31, 1997) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.02 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).
**3	.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 — incorporated by reference to Exhibit 3.03 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).
**3	.4	Amendment (effective December 31, 2001) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.1 to Valero’s Current Report on Form 8-K dated December 31, 2001, and filed January 11, 2002 (SEC File No. 1-13175).
**3	.5	Second Certificate of Amendment (effective September 17, 2004) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.04 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (SEC File No. 1-13175).
**3	.6	Certificate of Merger of Premcor Inc. with and into Valero Energy Corporation effective September 1, 2005 — incorporated by reference to Exhibit 2.01 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 1-13175).
**3	.7	Third Certificate of Amendment (effective December 2, 2005) to Restated Certificate of Incorporation of Valero Energy Corporation — incorporated by reference to Exhibit 3.07 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13175).
**3	.8	Amended and Restated Bylaws of Valero Energy Corporation (as of July 12, 2007) — incorporated by reference to Exhibit 3.01 to Valero’s Current Report on Form 8-K dated July 11, 2007, and filed July 17, 2007 (SEC File No. 1-13175).
**4	.1	Indenture dated as of June 18, 2004 between Valero Energy Corporation and the Bank of New York Mellon Trust Company, N.A.— incorporated by reference to Exhibit 4.7 to Valero’s Registration Statement on Form S-3 (file no. 333-116668) filed June 21, 2004.
†5	.1	Opinion of Jay D. Browning, Esq. (relating to senior debt securities).
5.2		Opinion of Jay D. Browning, Esq. (relating to common stock).
**12	.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.01 to Valero Energy Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009).
23.1		Consent of KPMG LLP.
23.2		Consent of Jay D. Browning, Esq. (included in Exhibits 5.1 and 5.2).
24.1		Powers of Attorney of directors and officers of Valero Energy Corporation (included on the signature pages of the Registration Statement).
†25	.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee, on Form T-1.

*	Valero will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Valero as to certain tax matters relative to the securities offered hereby.

**	Incorporated by reference to the filing indicated.

†	Previously filed.